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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report
(Date of earliest event reported):              July 21, 2008
                                                -------------

                        Omagine, Inc.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)


   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)

   350 Fifth Avenue, Suite 1103, New York, N.Y.          10118
  ----------------------------------------------       ----------
    (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code  (212)563-4141
                                                    --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]  Written communication pursuant to Rule 425 under the
     Securities Act;
[ ]  Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.
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Item 7.01 Regulation FD Disclosure
-----------------------------------

Omagine, Inc. ("OMAG" or the "Company") is providing the following information to clarify its present plans and to update its shareholders regarding the status of its proposed Omagine
Project in Oman:

Omagine SAOC, a corporation to be formed under the laws of the Sultanate of Oman (the "Project Company") will be the sole developer of the Omagine Project. For contractual reasons the Project Company intends to form another Omani subsidiary (the "Landmark Company") to hold, own and manage certain portions of the Omagine Project. The Landmark Company will be 100% owned by the Project Company and the financial results of the Landmark Company will be fully consolidated with the financial results of the Project Company.

As of the date hereof, OMAG has arranged approximately USD $110
Million of equity for the Project Company via written agreements for the sale of minority equity interests of the Project Company to:

1.   Consolidated Contractors International Company, SA,
     ("CCC"), and
2.   an Omani company formed by leading local businessmen
     ("Newco"), and
3.   a prominent Omani person ("MNK"), and
4. the office of Royal Court Affairs ("RCA") which represents the personal interests of His Majesty Sultan Qaboos bin
     Said, the ruler of Oman.


Journey of Light, Inc. ("JOL") is a New York corporation and a wholly owned subsidiary of OMAG.

OMAG and JOL have a signed contract with CCC with respect to CCC's investment in the Project Company and CCC's Omani affiliated company being the general contractor for the Omagine
Project.

OMAG, CCC and JOL are collectively the "Founder Shareholders" of the Project Company.


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The Founder Shareholders have signed a Memorandum of
Understanding with each of Newco, MNK and RCA (collectively, the "Omani Shareholders") with respect to the investment by the Omani Shareholders in the Project Company.

1. the document which will govern the development of the entire Omagine Project (the "Development Agreement") will be signed by the government of the Sultanate of Oman ("Government") and the Founder Shareholders representing the Project Company (under formation), and

2. subsequent to the signing of the Development Agreement, the Project Company will be formed, and

3. subsequent to (or simultaneously with) the formation of the Project Company, the Founder Shareholders and the Omani Shareholders will enter into a written shareholders' agreement ("Shareholders' Agreement") which will, among other things, memorialize the approximately USD $110 Million combined investment into the Project Company by CCC, Newco, MNK and RCA, and

4. approximately two years after the Development Agreement is signed, the Landmark Company will be formed by the Project Company as a wholly owned subsidiary of the Project Company for the purpose of owning and managing certain tourism related assets of the Project Company.

The financial results of the Project Company will be consolidated with the financial results of OMAG in such manner as to reflect OMAG's presently planned 50.5% majority percentage ownership of the Project Company. Subsequent to the signing and collection of the respective capital contributions of the Shareholders' Agreement therefore, it is expected that OMAG will - on a consolidated basis - experience an increase in net worth of approximately USD $55 million as a result of the approximately USD $110 Million capitalization of the Project Company. The Project Company's capital as well as its bank borrowings will be utilized by it to develop the Omagine Project and its ongoing financial results will continue to be consolidated with the Company's results.

It is the opinion of OMAG management that it would be difficult to find higher quality shareholders for the Project Company than the Royal Court, MNK, CCC and the shareholders of Newco. There is at any rate no shortage of qualified and willing investors in
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Oman and its surrounding countries (the "Gulf Region") who are ready willing and able to invest in the Project Company on terms very financially favorable to the Project Company. Indeed, management has already declined several offers from such investors including leading financial institutions as management now believes that sufficient capital has been arranged for the Project Company. Management believes that since Omagine is such a high profile project in Oman and since financial liquidity is presently extremely high in the Gulf Region, that money simply isn't an issue. Given this situation management focused on securing investor shareholders for the Project Company that bring more qualities to the Project Company than simply money - qualities like exceptional skills; ability to execute; and superior local knowledge. Management believes it has accomplished this task it set for itself.

The Government has prepared a standardized development agreement ("Standard DA") which it hopes to use for all development projects in Oman. This took the Government an extraordinary amount of time to accomplish as three separate versions of the Standard DA were produced over the past fifteen months. While management applauds the Government's efforts to develop a Standard DA, both management and the Government recognize that this is not a trivial task given the complexities involved and the vast differences among projects.

In July 2007 and again in December 2007, the Company produced and delivered to the Government a draft Development Agreement based on the first version of the Standard DA.

In March 2008 OMAG was given the second version of the Standard
DA. This second version of the Standard DA was almost immediately discarded by the Government as it was found to be wholly inadequate for its intended purpose.

In June 2008 OMAG (and other developers) were given a third version of the Standard DA.

In July 2008 OMAG delivered a draft Development Agreement (the
"July 2008 Draft Agreement") to the Government based on the third version of the Standard DA.

The July 2008 Draft Agreement incorporates all of the commercial and other terms as agreed with and approved by the Government and accepted by the Company - and includes the identification of
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the Omani Shareholders. The July 2008 Draft Agreement also
corrects what the Company's lawyers (and lawyers for other developers in Oman) view as lingering defects in the third version of the Standard DA. The July 2008 Draft Agreement is presently being reviewed by the three required Ministries: The Ministry of Tourism; The Ministry of Legal Affairs; and The Ministry of Finance.

The Company recently reported that "No adverse developments have occurred since the last corporate update to shareholders and the delays incurred are viewed as normal bureaucratic process." The Company continues to believe this statement to be accurate as there are no issues outstanding and all parties - including the Omani Shareholders - are desirous of signing the Development Agreement as soon as possible.

Given summer vacation schedules in Oman during July and August, the Company is now hopeful that the Development Agreement will be signed in August or September of 2008 but the date of such signing is entirely in the hands of the Government.

The Omani Shareholders and the Company will continue to follow the matter closely.

Forward-Looking Statements
--------------------------

Some of the information contained in this Report may constitute forward-looking statements or statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events. The words "estimate", "plan", "intend", "expect", "anticipate" and similar expressions are intended to identify forward-looking statements which involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause the Company's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this filing. All such projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control and no assurance can be given that
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the projections will be realized. Potential investors are
cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 21, 2008

                                      Omagine, Inc.
                              ---------------------------------
                                      (Registrant)


                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer